Exhibit 99.1

GM FINANCIAL REPORTS SEPTEMBER QUARTER 2017
OPERATING RESULTS

•	September quarter income from continuing operations of $186 million

•	Retail loan and lease originations of $11.2 billion for the September quarter

•	End of period earning assets of $83.6 billion

•	Available liquidity of $17.8 billion at quarter-end

FORT WORTH, TEXAS October 24, 2017 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced income from continuing operations of $186 million for the quarter ended September 30, 2017, compared to $134 million for the quarter ended September 30, 2016. Income from continuing operations for the nine months ended September 30, 2017 was $635 million, compared to $415 million for the nine months ended September 30, 2016.

Retail loan originations were $4.7 billion for the quarter ended September 30, 2017, compared to $5.3 billion for the quarter ended June 30, 2017, and $4.2 billion for the quarter ended September 30, 2016. Retail loan originations for the nine months ended September 30, 2017 were $15.5 billion, compared to $10.6 billion for the nine months ended September 30, 2016. The outstanding balance of retail finance receivables was $32.3 billion at September 30, 2017.

Operating lease originations were $6.5 billion for the quarter ended September 30, 2017, compared to $6.7 billion for the quarter ended June 30, 2017, and $6.1 billion for the quarter ended September 30, 2016. Operating lease originations for the nine months ended September 30, 2017 were $19.6 billion, compared to $19.3 billion for the nine months ended September 30, 2016. Leased vehicles, net was $41.8 billion at September 30, 2017.

The outstanding balance of commercial finance receivables was $9.5 billion at September 30, 2017, compared to $9.7 billion at June 30, 2017 and $6.6 billion at September 30, 2016.

Retail finance receivables 31-60 days delinquent were 3.6% of the portfolio at September 30, 2017 and 4.4% at September 30, 2016. Accounts more than 60 days delinquent were 1.6% of the portfolio at September 30, 2017 and 1.9% at September 30, 2016.

Annualized net charge-offs were 1.9% of average retail finance receivables for the quarter ended September 30, 2017 and 2.5% for the quarter ended September 30, 2016. For the nine months ended September 30, 2017, annualized retail net charge-offs were 1.9%, compared to 2.4% for the nine months ended September 30, 2016.

The Company had total available liquidity of $17.8 billion at September 30, 2017, consisting of $4.0 billion of cash and cash equivalents, $12.7 billion of borrowing capacity on unpledged eligible assets, $0.1 billion of borrowing capacity on committed unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

Earnings resulting from the Company's equity investment in SAIC-GMAC, a joint venture that conducts auto finance operations in China, were $41 million for the three months ended September 30, 2017 compared to $36 million for the three months ended September 30, 2016. Earnings for the nine months ended September 30, 2017 were $129 million, compared to $109 million for the nine months ended September 30, 2016.

Operating Results

As previously announced, on March 5, 2017, our parent company entered into a Master Agreement with Peugeot S.A. to sell certain businesses and other assets in Europe, including certain of our European financial subsidiaries and branches. The assets and liabilities of our European Operations have been reclassified as held for sale and reported as discontinued operations for all periods presented. On July 31, 2017, GM closed the sale of the Opel/Vauxhall business to Peugeot S.A. The transfer of our European Operations is expected to close by the end of the year subject to the receipt of the necessary regulatory approvals and satisfaction of other closing conditions.

About GM Financial

General Motors Financial Company, Inc. is the wholly-owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

This presentation contains several “forward-looking statements.” Forward-looking statements are those that use words such as “believe,” “expect,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” or "anticipate" and other comparable expressions. These words indicate future events and trends. Forward-looking statements are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016. Such risks include - but are not limited to - GM’s ability to sell new vehicles that we finance in the markets we serve; the viability of GM-franchised dealers that are commercial loan customers; the availability and cost of sources of financing; our joint venture in China, which we cannot operate solely for our benefit and over which we have limited control; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the prices at which used cars are sold in the wholesale auction markets; vehicle return rates and the residual value performance on vehicles we lease; interest rate fluctuations and certain related derivatives exposure; foreign currency exchange rate fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; changes in general economic and business conditions; competition; our ability to manage risks related to security breaches and other disruptions to our networks and systems; changes in business strategy, including expansion of product lines and credit risk appetite, acquisitions and divestitures; and risks and uncertainties associated with the consummation of the sale of GM's Opel/Vauxhall businesses, certain other assets in Europe and certain of our European subsidiaries and branches to Peugeot S.A., including satisfaction of closing conditions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited, Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue
Finance charge income	$837	$721	$2,401	$2,110
Leased vehicle income	2,244	1,582	6,282	4,144
Other income	80	57	216	175
Total revenue	3,161	2,360	8,899	6,429
Costs and expenses
Operating expenses	346	327	1,009	896
Leased vehicle expenses	1,670	1,197	4,648	3,148
Provision for loan losses	204	167	573	501
Interest expense	672	511	1,903	1,393
Total costs and expenses	2,892	2,202	8,133	5,938
Equity income	41	36	129	109
Income from continuing operations before income taxes	310	194	895	600
Income tax provision	124	60	260	185
Income from continuing operations	186	134	635	415
Income (loss) from discontinued operations, net of tax	16	13	(169)	85
Net income	$202	$147	$466	$500

Net income attributable to common shareholder	$200	$147	$464	$500

Condensed Consolidated Balance Sheets
(Unaudited, Dollars in millions)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$3,976	$2,815
Finance receivables, net	40,864	33,475
Leased vehicles, net	41,775	34,342
Goodwill	1,201	1,196
Equity in net assets of non-consolidated affiliate	1,119	944
Related party receivables	339	347
Other assets	4,767	3,695
Assets held for sale	12,094	10,951
Total assets	$106,135	$87,765
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Secured debt	$40,775	$35,087
Unsecured debt	38,263	29,476
Deferred income	3,066	2,355
Related party payables	253	320
Other liabilities	2,449	2,141
Liabilities held for sale	10,858	9,693
Total liabilities	95,664	79,072
Shareholders' equity	10,471	8,693
Total liabilities and shareholders' equity	$106,135	$87,765

Operational and Financial Data
(Unaudited, Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Originations	2017	2016	2017	2016
Retail finance receivables originations	$4,686	$4,159	$15,546	$10,580
GM lease originations	$6,557	$6,129	$19,581	$19,327
GM new vehicle loans and leases as a percentage of total loan and lease originations	89.4%	88.2%	88.6%	88.5%

	Three Months Ended September 30,		Nine Months Ended September 30,
Average Earning Assets	2017	2016	2017	2016
Average retail finance receivables	$31,796	$24,740	$29,918	$23,728
Average commercial finance receivables	9,617	6,161	8,844	5,731
Average finance receivables	41,413	30,901	38,762	29,459
Average leased vehicles, net	40,789	29,971	38,282	26,128
Average earning assets	$82,202	$60,872	$77,044	$55,587

Ending Earning Assets	September 30, 2017	September 30, 2016
Retail finance receivables, net of fees	$32,317	$25,398
Commercial finance receivables, net of fees	9,495	6,570
Leased vehicles, net	41,775	31,612
Ending earning assets	$83,587	$63,580

Total Finance Receivables	September 30, 2017	December 31, 2016
Retail
Retail finance receivables, net of fees(a)	$32,317	$26,400
Less: allowance for loan losses	(899)	(765)
Total retail finance receivables, net	31,418	25,635
Commercial
Commercial finance receivables, net of fees	9,495	7,880
Less: allowance for loan losses	(49)	(40)
Total commercial finance receivables, net	9,446	7,840
Total finance receivables, net	$40,864	$33,475

(a) Net of unearned income, unamortized premiums and discounts, and deferred fees and costs of $282 million and $178 million at
September 30, 2017 and December 31, 2016.

Allowance for Loan Losses	September 30, 2017	December 31, 2016
Allowance for loan losses as a percentage of retail finance receivables, net of fees	2.8%	2.9%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.5%	0.5%

Delinquencies	September 30, 2017	September 30, 2016
Loan delinquency as a percentage of ending retail finance receivables:
31 - 60 days	3.6%	4.4%
Greater than 60 days	1.6	1.9
Total	5.2%	6.3%

	Three Months Ended September 30,		Nine Months Ended September 30,
Charge-offs and Recoveries	2017	2016	2017	2016
Charge-offs	$286	$284	$856	$826
Less: recoveries	(135)	(128)	(420)	(403)
Net charge-offs	$151	$156	$436	$423
Net charge-offs as an annualized percentage of average retail finance receivables	1.9%	2.5%	1.9%	2.4%
Recovery rate as a percentage of gross repossession charge-offs in North America	51.8%	52.3%	52.4%	53.8%

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Expenses	2017	2016	2017	2016
Operating expenses as an annualized percentage of average earning assets	1.7%	2.1%	1.8%	2.2%

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com